EXHIBIT 7(a)

         Notice: The powers granted by this document are broad and sweeping. They are defined in New York General Obligations Law, Article 5, Title 15, sections 5-1502A through 5-1503, which expressly permits the use of any other or different form of power of attorney desired by the parties concerned.

         Know All Men by These Presnts, which are intended to constitute a GENERAL POWER OF ATTORNEY pursuant to Article 5, Title 15 of the New York General Obligations Law:

         That I RENE BROWN, 489 4th Street, Brooklyn 11215 do hereby appoint IRA BROWN, MYRA BROWN, severally, 2000 Linwood Ave., Apt. 8V, Fort Lee, NJ 07024 my attorney(s)-in-fact TO ACT

         (a) If more than one agent is designated and the principal wishes each agent alone to be able to exercise the power conferred, insert in this blank the word "severally". Failure to make any insertion or the insertion of the word "jointly" will require the agents to act jointly.

         In my name, place and stead in any way which I myself could do, if I were personally present, with respect to the following matters as each of them is defined in Title 15 of Article 5 of the New York General Obligations Law to the extent that I am permitted by law to act through an agent:

         [Strike out and initial in the opposite box any one or more of the subdivisions as to which the principal does NOT desire to give the agent authority. Such elimination of any one or more of subdivisions (A) to (L), inclusive, shall automatically constitute an elimination also of subdivision
(M).]

             To strike out any subdivision the principal must draw a line through the text of that subdivision AND write his initials in the box opposite.

(A)  real estate transactions;............................................[  X ]
(B)  chattel and goods transactions:......................................[  X ]
(C)  bond, share and commodity transactions;..............................[  X ]
(D)  banking transactions;................................................[  X ]
(E)  business operating transactions;.....................................[  X ]
(F)  insurance transactions;..............................................[  X ]
(G)  estate transactions;.................................................[  X ]
(H)  claims and litigation;...............................................[  X ]
(I)  personal relationships and affairs;..................................[  X ]
(J)  benefits from military service;......................................[  X ]
(K)  records, reports and statements;.....................................[  X ]
(L)  full and unqualified authority to my attorney(s)-in-fact to delegate any or all of the foregoing powers to any person or persons whom my attorney(s)-in-fact shall select;.....................................[ X ]
(M)  all other matters;....................................................[ X ]

         This power of attorney shall not be affected by the subsequent disability or incompetence of the principal.

         To induce any third party to act hereunder, I hereby agree that any third party receiving a duly executed copy or facsimile of this instrument may act hereunder, and that revocation or termination hereof shall be ineffective as to such third party unless and until actual notice or knowledge of such revocation or termination shall have been received by such third party, and I for myself and for my heirs, executors, legal representatives and assigns, hereby agree to indemnify and hold harmless any such third party from and against any and all claims that may arise against such third party by reason of such third party having relied on the provisions of this instrument.
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         In Witness Whereof, I have hereunto signed my name and affixed my seal this 12th day of July, 1988.

                                       /s/ Rene Brown
                                       -----------------------------------------
                                       (Signature of Principal)

STATE OF NEW YORK, COUNTY OF NEW YORK  ss.:

         On the 12th day of July, 1988, before me personally came Rene Brown, to be known, and known to me to be the individual described in, and who executed the foregoing instrument, and she acknowledged to me that she executed the same.

                                       /s/ Man Wai Lau
                                       -----------------------------------------
                                       MAN WAI LAU
                                       Notary Public, State of New York
                                       No. 24-4781742
                                       Qualified in Kings County
                                       Certificate Filed in New York County
                                       Commission Expires Nov. 30, 1989